elliott davis

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: Capital Bank Corporation
File No. 000-30062

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Capital Bank Corporation dated April 12, 2011, and agree with the statements concerning our Firm contained therein.

/s/ Elliott Davis PLLC

Charlotte, North Carolina
April 14, 2011

Elliott Davis PLLC, 200 East Broad Street Suite 500, P.O Box 6286, Greenville, SC 29606-6286
Phone: 864.242.3370 Fax: 864.232.7161 www.elliottdavis.com